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                               [APACHE LETTERHEAD]



                                                                     EXHIBIT 5.1


                                October 25, 2000


Apache Corporation
2000 Post Oak Boulevard
Suite 100
Houston, Texas 77056-4400

Gentlemen:

         I am rendering this opinion in my capacity as Attorney for Apache Corporation, a Delaware corporation ("Apache"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed on or about this date by Apache under the Securities Act of 1933, as amended, and relating to 1,000,000 shares of Apache's common stock, $1.25 par value ("Apache Common Stock"), to be offered under the plan described in the Registration Statement (the "Plan").

         In connection therewith, I have examined the Registration Statement, the corporate proceedings with respect to the offering of shares and such other documents and instruments as I have deemed necessary or appropriate for the expression of the opinion contained herein.

         On the basis of the foregoing, and having regard for such legal considerations I have deemed relevant, it is my opinion that the 1,000,000 shares of Apache Common Stock to be registered have been duly authorized for issuance and sale, and when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and non-assessable.

         The opinions set forth above are limited in all respects to matters of Texas law and to the Delaware General Corporation Law (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws).

         I consent to the inclusion of this letter as an exhibit to the Registration Statement and to the reference in the Prospectus included as part of the Registration Statement to my having issued the opinion expressed herein.

                                        Very truly yours,

                                        /s/ Jeffrey B. King
                                        Jeffrey B. King
                                        Corporate Counsel